EXHIBIT 99.1

Sussex Bancorp Announces Earnings for Fiscal Year 2013 and a 68.2% Increase in Diluted EPS

FRANKLIN, N.J., Feb. 3, 2014 (GLOBE NEWSWIRE) -- Sussex Bancorp (the "Company") (Nasdaq:SBBX), the holding company for Sussex Bank (the "Bank") today announced reported net income of $621 thousand, or $0.14 per basic and diluted share, for the quarter ended December 31, 2013, as compared to a net loss of $97 thousand, or $(0.03) per basic and diluted share, for the same period last year. For the year ended December 31, 2013, the Company reported net income of $1.4 million, or $0.38 per basic share and $0.37 per diluted share, as compared to net income of $735 thousand, or $0.23 per basic share and $0.22 per diluted share, for the same period last year. Net income benefited from strong growth in loans, which increased $44.7 million or 12.8% at December 31, 2013 as compared to December 31, 2012, and declines of $1.9 million, or 72.9%, and $2.5 million, or 35.0%, in credit quality costs (provision for loan losses, loan collection costs and expenses and write-downs related to foreclosed real estate) for the quarter and year ended December 31, 2013, respectively, as compared to the same periods in the prior year. The declines in credit quality costs were driven by a significant improvement in credit quality as non-performing assets ("NPAs") to total assets improved to 3.1%, which is the lowest level since 2007.

"In 2013, we had strong growth in our principal business lines, specifically in our commercial loan portfolio, which grew 14.2%. The loan growth enhanced our net interest margin and contributed to the improvement in our core earnings for the quarter," said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank. Mr. Labozzetta also stated, "We have reduced our legacy problem assets considerably and as of the end of this quarter, our NPAs were $16.6 million or 3.10% of total assets, a decrease of $7.2 million, or 30.2% as compared to the same period last year." Additionally, Mr. Labozzetta noted that, "we saw a considerable reduction in credit quality costs related to the legacy problem assets, which combined with the growth in our business, has greatly improved our operating results."

Financial Performance

Net Income. For the quarter ended December 31, 2013, the Company reported net income of $621 thousand, or $0.14 per basic and diluted share, as compared to a net loss of $97 thousand, or $(0.03) per basic and diluted share, for the same period last year. The increase in net income for the quarter ended December 31, 2013 was largely due to a decrease in credit quality costs of $1.9 million or 72.9%, which was partially offset by a decrease in gain on securities transactions of $1.0 million.

For the year ended December 31, 2013, the Company reported net income of $1.4 million, or $0.38 per basic share and $0.37 per diluted share, as compared to net income of $735 thousand, or $0.23 per basic and $0.22 per diluted share, for the same period last year. The increase in net income for the year ended December 31, 2013 was primarily attributed to a decrease in credit quality costs of $2.5 million or 35.0%, which was partially offset by a decrease in gain on securities transactions of $1.4 million.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $328 thousand, or 8.0%, to $4.4 million for the fourth quarter of 2013 as compared to $4.1 million for same period in 2012. The increase in net interest income was largely due to a $30.0 million, or 6.3%, increase in average interest earning assets, principally loans receivable. The aforementioned increase also benefited from a 5 basis point increase in the net interest margin to 3.46% for the fourth quarter of 2013 as compared to the same period last year. The increase in the net interest margin was mostly due to a decrease in the average rate paid on total interest bearing liabilities, which decreased 10 basis points to 0.74% for the fourth quarter of 2013 from 0.84% for the same period in 2012.

Net interest income on a fully tax equivalent basis increased $207 thousand, or 1.2%, to $17.0 million for the year ended December 31, 2013 as compared to $16.8 million for same period in 2012. The increase in net interest income was largely due to the Company's increase in average interest earning assets of $21.4 million or 4.5%, offset by the net interest margin declining 11 basis points to 3.41% for the year ended December 31, 2013 compared to the same period last year. The increase in average interest earning assets was driven by growth in average total loans receivable of $33.0 million, offset by a decrease in average other interest earning assets of $11.7 million. The decline in the net interest margin was mostly due to a 27 basis point decline in the average rate earned on interest earning assets. This decline was partially offset by a decrease in the average rate paid on total interest bearing liabilities, which decreased 15 basis points to 0.75% for the year ended December 31, 2013 from 0.90% for the same period in 2012.

Provision for Loan Losses. Provision for loan losses decreased $1.0 million to $403 thousand for the fourth quarter of 2013, as compared to $1.4 million for the same period in 2012.

Provision for loan losses decreased $1.6 million to $2.7 million for the year ended December 31, 2013, as compared to $4.3 million for the same period in 2012.

Non-interest Income. The Company reported a decrease in non-interest income of $890 thousand, or 38.7%, to $1.4 million for the fourth quarter of 2013 as compared to the same period last year. The decrease in non-interest income was largely due to a decrease in gains on securities transactions of $1.0 million, which was partially offset by increases in other income, mostly prepayment penalties, and insurance commissions and fees of $82 thousand, or 100%, and $65 thousand, or 11.0%, respectively.

The Company reported a decrease in non-interest income of $908 thousand, or 13.0%, to $6.1 million for year ended December 31, 2013 as compared to the same period last year. The decrease in non-interest income was primarily due to a decrease in gains on securities transactions of $1.4 million, which was partially offset by an increase in insurance commissions and fees of $418 thousand, or 16.8%.

Non-interest Expense. The Company's non-interest expenses decreased $641 thousand, or 12.4%, to $4.5 million for the fourth quarter of 2013 as compared to the same period last year. The decrease for the fourth quarter of 2013 as compared to the same period in 2012 was largely due to decreases in expenses and write-downs related to foreclosed real estate and loan collection costs of $833 thousand and $78 thousand, respectively, which were partly offset by an increase in salaries and employee benefits expense of $138 thousand.

The Company's non-interest expenses decreased $204 thousand, or 1.1%, to $18.2 million for the year ended December 31, 2013 as compared to the same period last year. The decrease for the year ended December 31, 2013 as compared to the same period in 2012 was largely due to decreases in expenses and write-downs related to foreclosed real estate and loan collection costs of $547 thousand and $366 thousand, respectively, and were partly offset by increases in salaries and employee benefits expense of $337 thousand, director fees of $124 thousand and other expense of $118 thousand. The increase in director expense was principally related to a deferred compensation plan that is tied to the performance of the Company's stock, which has increased 45.2% at December 31, 2013 when compared to December 31, 2012.

Financial Condition

At December 31, 2013, the Company's total assets were $533.9 million, an increase of $19.2 million, or 3.7%, as compared to total assets of $514.7 million at December 31, 2012. The increase in total assets was largely driven by net loans receivable growth of $44.7 million, or 12.8%, which was partially offset by a decline in the securities portfolio of $27.4 million, or 22.0%.

The Company saw strong loan growth as total loans receivable, net of unearned income, increased $44.7 million, or 12.8%, to $392.4 million at December 31, 2013, as compared to $347.7 million at December 31, 2012. The increase in loans was primarily in the commercial real estate portfolio, which increased $35.3 million, or 15.7%, to $260.7 million at December 31, 2013, as compared to $225.3 million at December 31, 2012 and in the residential real estate portfolio, which increased $9.7 million, or 9.9%, to $108.0 million at December 31, 2013, as compared to $98.3 million at December 31, 2012.

The Company's total deposits decreased $2.1 million, or 0.5%, to $430.3 million at December 31, 2013, from $432.4 million at December 31, 2012. The decrease in deposits was due to a decrease in interest bearing deposits of $12.0 million, or 3.1%, partially offset by an increase in non-interest bearing deposits of $9.8 million, or 20.3%, for December 31, 2013, as compared to December 31, 2012.

At December 31, 2013, the Company's total stockholders' equity was $46.4 million, an increase of $6.1 million when compared to December 31, 2012. The increase was largely due to an increase in capital due to the successful completion of a rights offering in the third quarter, which was partially offset by a decrease in accumulated other comprehensive income relating to net unrealized losses on available for sale securities. At December 31, 2013, the leverage, Tier I risk-based capital and total risk-based capital ratios for the Bank were 10.38%, 14.21% and 15.47%, respectively, all in excess of the ratios required to be deemed "well-capitalized."

Asset and Credit Quality

The Company continued to improve its asset credit quality as total problem assets and NPAs continued to decline. Overall problem assets (foreclosed real estate, criticized assets and classified assets) are down 22.3% from December 31, 2012, and the ratio of NPAs to total assets improved to 3.10% at December 31, 2013 from 4.61% at December 31, 2012. Non-accrual loans to total loans fell to 3.03% at December 31, 2013, which is the lowest level since 2007. In addition, foreclosed real estate declined $2.1 million, or 42.2% from December 31, 2012.

NPAs, which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, decreased $7.2 million, or 30.2%, to $16.6 million at December 31, 2013, as compared to $23.8 million at December 31, 2012. Non-accrual loans decreased $6.0 million, or 33.5%, to $11.9 million at December 31, 2013, as compared to $17.9 million at December 31, 2012. The top five non-performing loan relationships total $7.2 million, or 60.7%, of total non-performing loans and 43.6% of total NPAs at December 31, 2013. The remaining non-performing loans have an average loan balance of $120 thousand.

The Company continues to actively market its foreclosed real estate properties, which decreased $2.1 million to $2.9 million at December 31, 2013, as compared to $5.1 million at December 31, 2012. The decrease was primarily due to the sale of foreclosed real estate properties and write-downs on foreclosed real estate of $5.2 million and $1.2 million, respectively, which was partially offset by the addition of $4.2 million in new foreclosed real estate properties during 2013. At December 31, 2013, the Company's foreclosed real estate properties had an average value of approximately $225 thousand per property.

Loans past due 30 to 89 days increased $923 thousand, or 33.5%, to $3.7 million at December 31, 2013, as compared to $2.8 million at December 31, 2012. The increase was largely due to two loan relationships that totaled $2.5 million of which one relationship for $1.4 million was brought current and performing to contractual terms in 2014.

The allowance for loan losses was $5.4 million, or 1.4% of total loans, at December 31, 2013, compared to $5.0 million, or 1.4% of total loans, at December 31, 2012. The increase in the allowance for loan losses was largely attributed to $2.7 million in provision for loan losses, which was partly offset by $2.3 million in net charge-offs for 2013. In addition, the allowance for loan losses as a percentage of non-performing loans improved to 39.7% at December 31, 2013 from 26.6% at December 31, 2012.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its regional offices and corporate centers in Franklin and Rockaway, New Jersey and through its eight branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis, New York; a loan production office in Rochelle Park, New Jersey and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Rochelle Park, New Jersey. For additional information, please visit the Company's website at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such statements may be identified by the use of words such as "expect," "estimate," "assume," "believe," "anticipate," "will," "forecast," "plan," "project," or similar words. Such statements are based on the Company's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company's efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company's assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				12/31/2013 VS.
	12/31/2013	9/30/2013	12/31/2012	12/31/2012	9/30/2013
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$ 96,750	$ 101,202	$ 124,102	(22.0)%	(4.4)%
Total loans	392,402	392,300	347,736	12.8%	0.0%
Allowance for loan losses	(5,421)	(5,655)	(4,976)	8.9%	(4.1)%
Total assets	533,911	534,886	514,734	3.7%	(0.2)%
Total deposits	430,297	436,974	432,436	(0.5)%	(1.5)%
Total borrowings and junior subordinated debt	53,887	48,887	38,887	38.6%	10.2%
Total shareholders' equity	46,425	46,013	40,372	15.0%	0.9%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$ 4,430	$ 4,347	$ 4,102	8.0%	1.9%
Provision for loan losses	403	500	1,408	(71.4)%	(19.4)%
Total other income	1,411	1,434	2,301	(38.7)%	(1.6)%
Total other expenses	4,526	4,435	5,167	(12.4)%	2.1%
Income before provision for income taxes (tax equivalent)	912	846	(172)	(630.2)%	7.8%
Provision (benefit) for income taxes	162	143	(235)	(168.9)%	13.3%
Taxable equivalent adjustment (a)	129	128	160	(19.4)%	0.8%
Net income (loss)	$ 621	$ 575	$ (97)	(740.2)%	8.0%

Net income (loss) per common share - Basic	$ 0.14	$ 0.14	$ (0.03)	(566.7)%	--%
Net income (loss) per common share - Diluted	$ 0.14	$ 0.14	$ (0.03)	(566.7)%	--%

Return on average assets	0.46%	0.43%	(0.08)%	(710.0)%	6.5%
Return on average equity	5.34%	5.40%	(0.94)%	(668.0)%	(1.2)%
Net interest margin (tax equivalent)	3.46%	3.44%	3.41%	1.5%	0.6%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$ 16,960		$ 16,753	1.2%
Provision for loan losses	2,745		4,330	(36.6)%
Total other income	6,093		7,001	(13.0)%
Total other expenses	18,228		18,432	(1.1)%
Income before provision for income taxes (tax equivalent)	2,080		992	109.7%
Provision (benefit) for income taxes	133		(329)	(140.4)%
Taxable equivalent adjustment (a)	519		586	(11.4)%
Net income	$ 1,428		$ 735	94.3%

Net income per common share - Basic	$ 0.38		$ 0.23	65.2%
Net income per common share - Diluted	$ 0.37		$ 0.22	68.2%

Return on average assets	0.27%		0.14%	87.5%
Return on average equity	3.37%		1.81%	86.7%
Net interest margin (tax equivalent)	3.41%		3.52%	(3.1)%

SHARE INFORMATION:
Book value per common share	$ 10.03	$ 9.94	$ 11.88	(15.6)%	0.9%
Outstanding shares- period ending	4,629,113	4,629,113	3,397,873	36.2%	--%
Average diluted shares outstanding (year to date)	3,816,662	3,570,163	3,287,017	16.1%	6.9%

CAPITAL RATIOS:
Total equity to total assets	8.70%	8.60%	7.84%	10.9%	1.1%
Leverage ratio (b)	10.38%	10.39%	9.27%	12.0%	(0.1)%
Tier 1 risk-based capital ratio (b)	14.21%	13.78%	12.93%	9.9%	3.1%
Total risk-based capital ratio (b)	15.47%	15.04%	14.18%	9.1%	2.9%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$ 11,892	$ 13,406	$ 17,867	(33.4)%	(11.3)%
Loans 90 days past due and still accruing	123	197	208	(40.9)%	(37.6)%
Troubled debt restructured loans ("TDRs") (c)	1,628	612	608	167.8%	166.0%
Foreclosed real estate	2,926	3,077	5,066	(42.2)%	(4.9)%
Non-performing assets ("NPAs")	$ 16,569	$ 17,292	$ 23,749	(30.2)%	(4.2)%

Foreclosed real estate, Criticized and Classified Assets	$ 27,148	$ 29,783	$ 34,946	(22.3)%	(8.8)%
Loans past due 30 to 89 days	$ 3,677	$ 2,033	$ 2,754	33.5%	80.9%
Charge-offs, net (quarterly)	$ 637	$ 492	$ 3,146	(79.8)%	29.5%
Charge-offs, net as a % of average loans (annualized)	0.65%	0.51%	3.70%	(82.5)%	26.1%
Non-accrual loans to total loans	3.03%	3.42%	5.14%	(41.0)%	(11.3)%
NPAs to total assets	3.10%	3.23%	4.61%	(32.7)%	(4.0)%
NPAs excluding TDR loans (c) to total assets	2.80%	3.12%	4.50%	(37.8)%	(10.3)%
Non-accrual loans to total assets	2.23%	2.51%	3.47%	(35.8)%	(11.1)%
Allowance for loan losses as a % of non-performing loans	39.73%	39.78%	26.63%	49.2%	(0.1)%
Allowance for loan losses to total loans	1.38%	1.44%	1.43%	(3.5)%	(4.2)%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b) Sussex Bank capital ratios
(c) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	December 31, 2013	December 31, 2012
	(Unaudited)
Cash and due from banks	$ 5,521	$ 6,268
Interest-bearing deposits with other banks	7,725	5,400
Cash and cash equivalents	13,246	11,668

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	90,676	118,881
Securities held to maturity	6,074	5,221
Federal Home Loan Bank Stock, at cost	2,705	1,980

Loans receivable, net of unearned income	392,402	347,736
Less: allowance for loan losses	5,421	4,976
Net loans receivable	386,981	342,760

Foreclosed real estate	2,926	5,066
Premises and equipment, net	6,892	6,476
Accrued interest receivable	1,642	1,741
Goodwill	2,820	2,820
Bank owned life insurance	11,889	11,536
Other assets	7,960	6,485

Total Assets	$ 533,911	$ 514,734

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$ 58,210	$ 48,375
Interest bearing	372,087	384,061
Total Deposits	430,297	432,436

Borrowings	41,000	26,000
Accrued interest payable and other liabilities	3,302	3,039
Junior subordinated debentures	12,887	12,887

Total Liabilities	487,486	474,362

Total Stockholders' Equity	46,425	40,372

Total Liabilities and Stockholders' Equity	$ 533,911	$ 514,734

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)
(Dollars In Thousands Except Per Share Data)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
INTEREST INCOME
Loans receivable, including fees	$ 4,647	$ 4,354	$ 18,007	$ 17,646
Securities:
Taxable	193	154	603	1,148
Tax-exempt	254	311	1,016	1,138
Interest bearing deposits	7	5	16	35
Total Interest Income	5,101	4,824	19,642	19,967

INTEREST EXPENSE
Deposits	417	556	1,827	2,494
Borrowings	329	268	1,157	1,065
Junior subordinated debentures	54	58	217	241
Total Interest Expense	800	882	3,201	3,800

Net Interest Income	4,301	3,942	16,441	16,167
PROVISION FOR LOAN LOSSES	403	1,408	2,745	4,330
Net Interest Income after Provision for Loan Losses	3,898	2,534	13,696	11,837

OTHER INCOME
Service fees on deposit accounts	295	299	1,135	1,141
ATM and debit card fees	180	174	699	627
Bank owned life insurance	86	94	353	394
Insurance commissions and fees	657	592	2,902	2,484
Investment brokerage fees	34	27	170	145
Gain on sale of loans, held for sale	--	--	--	47
(Loss) gain on securities transactions	(6)	1,036	393	1,799
Gain (loss) on sale of fixed assets	1	(3)	1	(9)
Other	164	82	440	373
Total Other Income	1,411	2,301	6,093	7,001

OTHER EXPENSES
Salaries and employee benefits	2,381	2,243	9,324	8,987
Occupancy, net	381	379	1,464	1,450
Furniture, equipment and data processing	346	313	1,329	1,327
Advertising and promotion	62	63	260	285
Professional fees	212	199	748	677
Director fees	156	85	455	321
FDIC assessment	175	165	698	681
Insurance	66	61	270	240
Stationary and supplies	48	48	191	176
Loan collection costs	96	174	347	713
Expenses and write-downs related to foreclosed real estate	213	1,046	1,538	2,085
Amortization of intangible assets	--	1	1	5
Other	390	390	1,603	1,485
Total Other Expenses	4,526	5,167	18,228	18,432

Income before Income Taxes	783	(332)	1,561	406
INCOME TAX EXPENSE (BENEFIT)	162	(235)	133	(329)
Net Income	$ 621	$ (97)	$ 1,428	$ 735

OTHER COMPREHENSIVE LOSS:
Unrealized (losses) gains on available for sale securities arising during the period	$ (458)	$ (220)	$ (3,785)	$ 1,193
Reclassification adjustment for net gain on securities transactions included in net income	6	(1,036)	(393)	(1,799)
Income tax expense related to items of other comprehensive loss	181	502	1,671	243
Other comprehensive loss, net of income taxes	(271)	(754)	(2,507)	(363)
Comprehensive income (loss)	$ 350	$ (851)	$ (1,079)	$ 372

EARNINGS PER SHARE
Basic	$ 0.14	$ (0.03)	$ 0.38	$ 0.23
Diluted	$ 0.14	$ (0.03)	$ 0.37	$ 0.22

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended December 31,
	2013			2012
	Average		Average	Average		Average
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$ 30,860	$ 383	4.92%	$ 37,215	$ 471	5.03%
Taxable	73,521	193	1.04%	91,467	154	0.67%
Total securities	104,381	576	2.19%	128,682	625	1.93%
Total loans receivable (4)	393,805	4,647	4.68%	340,190	4,354	5.09%
Other interest-earning assets	10,033	7	0.28%	9,394	5	0.21%
Total earning assets	508,219	5,230	4.08%	478,266	4,984	4.15%

Non-interest earning assets	35,680			40,958
Allowance for loan losses	(5,945)			(6,654)
Total Assets	$ 537,954			$ 512,570

Sources of Funds:
Interest bearing deposits:
NOW	$ 118,247	$ 45	0.15%	$ 101,954	$ 35	0.14%
Money market	13,745	6	0.17%	13,570	7	0.21%
Savings	148,175	77	0.21%	158,245	114	0.29%
Time	97,836	289	1.17%	103,342	400	1.54%
Total interest bearing deposits	378,003	417	0.44%	377,111	556	0.59%
Borrowed funds	40,181	329	3.25%	26,016	268	4.10%
Junior subordinated debentures	12,887	54	1.66%	12,887	58	1.79%
Total interest bearing liabilities	431,071	800	0.74%	416,014	882	0.84%

Non-interest bearing liabilities:
Demand deposits	58,466			50,846
Other liabilities	1,858			4,399
Total non-interest bearing liabilities	60,324			55,245
Stockholders' equity	46,559			41,311
Total Liabilities and Stockholders' Equity	$ 537,954			$ 512,570

Net Interest Income and Margin (5)		4,430	3.46%		4,102	3.41%
Tax-equivalent basis adjustment		(129)			(160)
Net Interest Income		$ 4,301			$ 3,942

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2013			2012
	Average		Average	Average		Average
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$ 30,758	$ 1,535	4.99%	$ 31,397	$ 1,724	5.49%
Taxable	87,155	603	0.69%	86,456	1,148	1.33%
Total securities	117,913	2,138	1.81%	117,853	2,872	2.44%
Total loans receivable (4)	372,894	18,007	4.83%	339,927	17,646	5.19%
Other interest-earning assets	6,488	16	0.25%	18,154	35	0.19%
Total earning assets	497,295	20,161	4.05%	475,934	20,553	4.32%

Non-interest earning assets	37,620			41,795
Allowance for loan losses	(5,763)			(7,164)
Total Assets	$ 529,152			$ 510,565

Sources of Funds:
Interest bearing deposits:
NOW	$ 113,535	$ 154	0.14%	$ 96,432	$ 164	0.17%
Money market	14,409	29	0.20%	16,110	54	0.34%
Savings	153,322	351	0.23%	162,052	606	0.37%
Time	99,025	1,293	1.31%	106,372	1,670	1.57%
Total interest bearing deposits	380,291	1,827	0.48%	380,966	2,494	0.65%
Borrowed funds	34,526	1,157	3.35%	26,053	1,065	4.09%
Junior subordinated debentures	12,887	217	1.68%	12,887	241	1.87%
Total interest bearing liabilities	427,704	3,201	0.75%	419,906	3,800	0.90%

Non-interest bearing liabilities:
Demand deposits	56,361			47,180
Other liabilities	2,705			2,759
Total non-interest bearing liabilities	59,066			49,939
Stockholders' equity	42,382			40,720
Total Liabilities and Stockholders' Equity	$ 529,152			$ 510,565

Net Interest Income and Margin (5)		16,960	3.41%		16,753	3.52%
Tax-equivalent basis adjustment		(519)			(586)
Net Interest Income		$ 16,441			$ 16,167

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets
CONTACT: Anthony Labozzetta, President/CEO
         Steven Fusco, SVP/CFO
         844-256-7328